Exhibit 99.1

NYSE American Symbol – UEC

The Senate Committee on Environment and Public Works Approves the Bipartisan American Nuclear Infrastructure Act that Includes a U.S. Uranium Reserve Program

Corpus Christi, TX, December 3, 2020 - Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to report the U.S. Senate Committee on Environment and Public Works (EPW) has approved a bipartisan bill entitled the American Nuclear Infrastructure Act (ANIA). Among other provisions, the bill includes an annual program for a U.S. National Strategic Uranium Reserve (UR).

EPW Senate Committee Chairman, Senator Barrasso, stated:

“The American Nuclear Infrastructure Act will promote U.S. international leadership, preserve America’s nuclear fuel supply chain, prevent more carbon emissions from entering our atmosphere, and protect our economic, energy, and national security.”

UEC CEO and President, Amir Adnani noted; “The bipartisan Nuclear Infrastructure Act is broad reaching legislation, important for supporting the U.S. nuclear fuel industry, national security and clean energy. The legislation will provide a clear path for implementation of the U.S. Uranium Reserve and provide a strong platform to revitalize the U.S. Uranium Industry.

UEC’s fully licensed and low-cost ISR projects in Texas and Wyoming, ideally position the Company to be a competitive supplier to the U.S. Uranium Reserve in addition to meeting the needs of U.S. and global utilities.”

Section 402 of the ANIA specifies that not later than 60 days after the date of enactment, the Secretary of Energy, subject to the availability of appropriations, shall establish a program to operate a uranium reserve with the authority outlined in the Atomic Energy Act of 1954.

Among other provisions, under the Act, the U.S. Department of Energy may only acquire uranium recovered from facilities that are licensed by the Nuclear Regulatory Commission or equivalent Agreement State agencies as of the date of enactment. Uranium from companies owned, controlled or subject to jurisdictions in the Russian Federation or the People’s Republic of China are excluded from participating in the UR program.

For each fiscal year beginning after the date of enactment, the Secretary shall include in the budget justification submitted to Congress:

(1) a request for amounts for the acquisition, transportation, and storage of uranium in the Uranium Reserve; or

(2) an explanation of why amounts are not requested for the acquisition, transportation, or storage of uranium in the Uranium Reserve.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects. In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S. Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and a large, high-grade ferro-titanium project in Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including statements regarding the anticipated use of proceeds from the offering. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.